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                                                                   EXHIBIT 10.11



     Third Amendment to Marquette Medical Systems, Inc. Profit-Sharing and 401(k) Plan and Trust (as amended and restated)


          WHEREAS, effective April 30, 1993, the Corporation, by resolution of its Board of Directors, adopted the Marquette Electronics, Inc. Profit-Sharing and 401(k) Plan and Trust (as amended and restated) (the "Plan"); and

          WHEREAS, on August 23, 1996, the corporate name of the Corporation was changed from Marquette Electronics, Inc. to Marquette Medical Systems, Inc.; and

          WHEREAS, the Plan has been amended by Amendment Nos. 1 and 2, respectively, adopted on August 1, 1994 and February 19, 1996; and

          WHEREAS, the Board of Directors of the Corporation, acting through its Executive Committee, wishes to further amend the Plan effective as of the date hereof;

          NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended, effective January 30, 1997, in the following respects:

          A. ARTICLE IX be and is hereby amended by adding thereto Section 9.6 to read as follows:

               "9.6 Age 60 Withdrawal and Diversification Alternatives. A Participant who is both age 60 and has completed 5 or more Years of Service (determined in accordance with section 3.3(a)(2)) may withdraw all or any portion of his Account, and/or may direct the liquidation of all or any portion of his Employer Stock Account and reinvestment of such amounts in any other investment accounts available under the Plan.

               Withdrawals from the Employer Stock Fund may, at the Participant's election, be made in cash or in kind.

               Liquidation elections shall be subject to the rules in section 7.3(c), without regard to the 6.25% and 25% of Account limitations therein.

               Withdrawals shall be subject to the rules of section 9.4, without regard to the limitations based upon the source or timing of contributions giving rise to the Account, the percentage of the Account or the value of the Account.
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               In light of initial implementation of this provision, eligible
          Participants will be given the opportunity to exercise their rights hereunder during February and March of 1997 in addition to the times normally applicable, in accordance with the rules of uniform and nondiscriminatory application adopted by the Employer."

          B. In all other respects, the Plan, as amended by Amendment Nos. 1 and 2, shall remain in full force and effect.